Exhibit No. 21.1

SUBSIDIARIES OF REGISTRANT

As of September 30, 2017

1)	PHI Capital Holdings, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Consulting and M&A advisory services.

2)	American Pacific Resources, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Mining & natural resources.

3)	Abundant Farms, Inc.
A Florida corporation
Percentage of ownership: 100%
Business activity: Agriculture.

4)	PHI EZ Water Tech, Inc.
A Wyoming corporation
Percentage of ownership: 75%
Business activity: Water treatment technology.

5)	PHI Group Regional Center LLC
A Florida limited liability company
Percentage of ownership: 100%
Business activity: EB-5 Immigrant Investor Regional Center.

6)	PHIVITAE Corporation
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Pharmaceutical products, medical equipment and healthcare supplies.

7)	Constructii SA Group, Inc.
A Delaware corporation
Percentage of ownership: 100%
Holding company for acquisition of a Romanian construction company (inactive).